Countryconnect

Powered by IBFA, a subsidiary of Telava Networks, Inc.

Please check your choices (plan, and listing) and

include a copy of your drivers' license and a major credit card.

☐ AT&T

☐ Basic - pay per call

☐ Preferred Local – unlimited local calls, caller ID, call waiting

☐ Choice Local – preferred package plus 3 additional features of your choice

☐ Business Basic – business line pay per call

Directory Listing Choices

☐ Listed - published and available through directory assistance

☐ Non - Listed* – Not listed in local printed directory, available through Directory Assistance

☐ Non-Published* – Not listed in print, not available through Directory Assistance

*Fees may be applicable

Questions, please call customer service at 866-613-9687